Exhibit 99.1

Jive Software Announces Second Quarter 2014 Financial Results

2Q total revenue of $43.4 million, up 23% year-over-year

2Q non-GAAP earnings of $(0.07), up 50% year-over-year

Palo Alto, Calif. – July 31, 2014 — Jive Software, Inc. (NASDAQ: JIVE), the world’s leading provider of modern communication and collaboration solutions for business, today announced financial results for its second quarter ended June 30, 2014.

“Jive delivered second quarter results that exceeded our guidance from both a revenue and profitability perspective. However, we also experienced a more challenging sales environment that resulted in elongated sales cycles, including several larger opportunities that did not close by the end of the quarter,” said Tony Zingale, Chairman & CEO of Jive Software.

Zingale added, “We are continuing to execute against our go-to-market strategy and although it has been well received by customers we believe it will take additional time to fully recognize the benefits in our results. We remain enthusiastic about the long-term prospects associated with the global enterprise communication and collaboration market. We believe we are well positioned to capitalize on this opportunity with our unmatched platform, functionality and track record of delivering customer success.”

Second Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the second quarter was $43.4 million, an increase of 23% on a year-over-year basis. Within total revenue, product revenue was $39.0 million for the second quarter, an increase of 24% on a year-over-year basis. Professional Services revenue for the second quarter was $4.3 million, an increase of 18% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $46.1 million for the second quarter, an increase of 10% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $40.8 million compared to $42.0 in the year-ago period.

•	Gross Profit: GAAP gross profit for the second quarter was $26.7 million, compared to $21.5 million for the second quarter of 2013. Non-GAAP gross profit was $28.6 million for the second quarter, representing a year-over-year increase of 22% and a non-GAAP gross margin of 66%.

•	Loss from Operations: GAAP loss from operations for the second quarter was $14.4 million, compared to a loss of $18.8 million for the second quarter of 2013. Non-GAAP loss from operations was $4.4 million for the second quarter, compared to a loss of $9.2 million for the second quarter of 2013.

•	Net Loss: GAAP net loss for the second quarter was $14.6 million, compared to a net loss of $17.8 million for the same period last year. GAAP net loss per share for the second quarter was $0.21 based on 70.2 million weighted-average shares outstanding, compared to a net loss per share of $0.27 based on 66.8 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the second quarter was $4.6 million, compared to a net loss of $9.5 million for the same period last year. Non-GAAP net loss per share for the second quarter was $0.07 based on 70.2 million weighted-average shares outstanding, compared to net a loss per share of $0.14 based on 66.8 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of June 30, 2014, Jive had cash and cash equivalents and marketable securities of $139.2 million, a decrease of $100 thousand from $139.3 million at the end of the first quarter.

The company generated $4.2 million in cash from operations and invested $3.0 million in capital expenditures, leading to free cash flow of $1.2 million for the second quarter. Negative free cash flow was $1.7 million for the second quarter of 2013. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2014 Business Highlights

•	Signed new customers and expanded existing relationships, including: Akamai Technologies, Artelia, Eli Lilly, Euroclear Bank, Gentex, GNS3 Inc., Humana, Huntsman International LLC, Intercontinental Exchange, Modern Times Group, Persistent Systems Inc., PricewaterhouseCoopers, ServiceMax, Sodexo Group, TI Automotive Systems, TVO and Univision, among others.

•	Named one of the world’s foremost vendors in enterprise collaboration and social networking by two independent research firms. Forrester Research named Jive a leader in The Forrester Wave™: Enterprise Social Platforms, Q2 2014 and Aragon Research ranked Jive as the top vendor in the leader category amongst all other global vendors in The Aragon Research Globe™ for Social Software, 2014.

•	Strengthened reputation as one of the best places to work. Recent distinctions included Bay Area News Group’s “Top Workplaces in the Bay Area,” Oregon Business Magazine’s “Best Companies to Work for in Oregon,” and Portland Business Journal’s “Oregon’s Most Admired Companies.” Jive also achieved a 4.3 out of 5 overall rating from both current and past employees on Glassdoor, the global standard for transparent employee workplace assessments.

Financial Outlook

As of July 31, 2014, Jive is initiating guidance for its third quarter 2014 and updating guidance for the full year 2014, as follows:

•	Third Quarter 2014 Guidance: Total revenue is expected to be in the range of $44.0 million to $45.0 million. Non-GAAP loss from operations is expected to be in the range of $4.5 million to $6.5 million. Non-GAAP net loss per share is expected to be in the range of $0.08 to $0.10 based on approximately 71.1 million weighted-average diluted shares outstanding.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $172.0 million to $176.0 million. Non-GAAP loss from operations is expected to be in the range of $24.0 million to $28.0 million. Non-GAAP net loss per share is expected to be in the range of $0.35 to $0.43 based on approximately 70.7 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of negative $15.0 million to negative $ 20.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact loss from operations and loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to loss from operations and net loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the second quarter 2014, in addition to discussing the company’s outlook for the third quarter and full year 2014. To access this call, dial (888) 204-4610 (domestic) or (913) 312-1449 (international) with conference ID 6600060. A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through August 14, 2014, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay pass code is 6600060.

About Jive Software

Jive (NASDAQ: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com or the Jive News Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the third fiscal quarter of 2014 and the full year of 2014, the future growth of the social business market, and our belief that we are well positioned to build upon our momentum in 2014. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the benefits of our relationship with Cisco; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, future annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Jason Khoury

Jive Software

(650) 847-8308

jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product	$39,037	$31,559	$76,414	$62,222
Professional services	4,338	3,683	7,990	6,872

Total revenues	43,375	35,242	84,404	69,094
Cost of revenues:
Product	10,835	9,540	20,756	18,752
Professional services	5,805	4,215	11,339	8,063

Total cost of revenues	16,640	13,755	32,095	26,815

Gross profit	26,735	21,487	52,309	42,279
Operating expenses:
Research and development	12,991	13,749	25,888	26,426
Sales and marketing	21,658	20,480	45,159	39,344
General and administrative	6,514	6,081	12,833	11,947

Total operating expenses	41,163	40,310	83,880	77,717

Loss from operations	(14,428)	(18,823)	(31,571)	(35,438)
Other income (expense), net:
Interest income	60	62	101	131
Interest expense	(64)	(105)	(147)	(180)
Other, net	(141)	(105)	(151)	(109)

Total other income (expense), net	(145)	(148)	(197)	(158)

Loss before provision for (benefit from) income taxes	(14,573)	(18,971)	(31,768)	(35,596)
Provision for (benefit from) income taxes	57	(1,191)	186	(1,215)

Net loss	$(14,630)	$(17,780)	$(31,954)	$(34,381)

Basic and diluted net loss per share	$(0.21)	$(0.27)	$(0.46)	$(0.52)

Shares used in basic and diluted per share calculations	70,233	66,816	69,785	66,285

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$30,499	$38,415
Short-term marketable securities	69,521	69,809
Accounts receivable, net of allowances	38,935	58,829
Prepaid expenses and other current assets	12,426	9,425

Total current assets	151,381	176,478
Marketable securities, noncurrent	39,175	33,443
Property and equipment, net of accumulated depreciation	23,694	21,379
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	11,870	14,310
Other assets	555	572

Total assets	$256,428	$275,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,228	$6,412
Accrued payroll and related liabilities	7,440	7,469
Other accrued liabilities	7,514	8,478
Deferred revenue, current	116,134	112,432
Term debt, current	2,400	2,400

Total current liabilities	138,716	137,191
Deferred revenue, less current portion	27,444	34,905
Term debt, less current portion	4,800	6,000
Other long-term liabilities	1,176	1,605

Total liabilities	172,136	179,701
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	346,758	326,834
Accumulated deficit	(259,485)	(227,531)
Accumulated other comprehensive income	364	276

Total stockholders’ equity	84,292	96,234

Total liabilities and stockholders’ equity	$256,428	$275,935

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(14,630)	$(17,780)	$(31,954)	$(34,381)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,903	4,530	7,885	7,787
Stock-based compensation	8,808	8,250	18,625	14,389
Change in deferred taxes	—	(1,351)	32	(1,351)
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	9,212	135	19,894	11,712
Prepaid expenses and other assets	(1,840)	(605)	(2,931)	(1,009)
Increase (decrease), net of acquisitions, in:	—
Accounts payable	1,571	565	(890)	(355)
Accrued payroll and related liabilities	(564)	295	(311)	(1,963)
Other accrued liabilities	133	(587)	(628)	100
Deferred revenue	(2,572)	6,710	(3,759)	11,068
Other long-term liabilities	168	52	115	40

Net cash provided by operating activities	4,189	214	6,078	6,037
Cash flows from investing activities:
Payments for purchase of property and equipment	(2,956)	(1,926)	(6,588)	(4,789)
Purchases of marketable securities	(43,560)	(31,288)	(62,194)	(58,780)
Sales of marketable securities	7,601	14,068	11,101	23,721
Maturities of marketable securities	24,507	20,900	45,074	42,330
Acquisitions, net of cash acquired	—	(11,047)	—	(11,047)

Net cash used in investing activities	(14,408)	(9,293)	(12,607)	(8,565)
Cash flows from financing activities:
Proceeds from exercise of stock options	480	1,708	1,528	5,341
Taxes paid related to net share settlement of equity awards	(861)	(392)	(1,115)	(392)
Repayments of term loans	(600)	(600)	(1,200)	(1,200)
Earnout payment for prior acquisition	—	—	(576)	—

Net cash provided by (used in) financing activities	(981)	716	(1,363)	3,749

Net increase (decrease) in cash and cash equivalents	(11,200)	(8,363)	(7,892)	1,221
Effect of exchange rate changes	(26)	7	(24)	12
Cash and cash equivalents, beginning of period	41,725	58,544	38,415	48,955

Cash and cash equivalents, end of period	$30,499	$50,188	$30,499	$50,188

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Gross profit, as reported	$26,735	$21,487	$52,309	$42,279
Add back:
Stock-based compensation	941	777	2,111	1,298
Amortization related to acquisitions	954	926	1,926	1,682
Non-recurring acquisition expense	—	250	—	250

Gross profit, non-GAAP	$28,630	$23,440	$56,346	$45,509

Gross margin, non-GAAP	66%	67%	67%	66%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Research and development, as reported	$12,991	$13,749	$25,888	$26,426
less:
Stock-based compensation	2,992	3,395	5,972	5,627
Amortization related to acquisitions	127	110	254	176
Non-recurring acquisition expense	—	19	—	19

Research and development, non-GAAP	$9,872	$10,225	$19,662	$20,604

As percentage of total revenues, non-GAAP	23%	29%	23%	30%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Sales and marketing, as reported	$21,658	$20,480	$45,159	$39,344
less:
Stock-based compensation	2,885	2,405	6,627	4,629
Amortization related to acquisitions	129	115	258	175

Sales and marketing, non-GAAP	$18,644	$17,960	$38,274	$34,540

As percentage of total revenues, non-GAAP	43%	51%	45%	50%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
General and administrative, as reported	$6,514	$6,081	$12,833	$11,947
less:
Stock-based compensation	1,990	1,673	3,915	2,835

General and administrative, non-GAAP	$4,524	$4,408	$8,918	$9,112

As percentage of total revenues, non-GAAP	10%	13%	11%	13%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Loss from operations, as reported	$(14,428)	$(18,823)	$(31,571)	$(35,438)
Add back:
Stock-based compensation	8,808	8,250	18,625	14,389
Amortization related to acquisitions	1,210	1,151	2,438	2,033
Non-recurring acquisition expense	—	269	—	269

Loss from operations, non-GAAP	$(4,410)	$(9,153)	$(10,508)	$(18,747)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Loss before provision for (benefit from) income taxes, as reported	$(14,573)	$(18,971)	$(31,768)	$(35,596)
Add back:
Stock-based compensation	8,808	8,250	18,625	14,389
Amortization related to acquisitions	1,210	1,151	2,438	2,033
Non-recurring acquisition expense	—	269	—	269

Loss before provision for (benefit from) income taxes, non-GAAP	$(4,555)	$(9,301)	$(10,705)	$(18,905)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss, as reported	$(14,630)	$(17,780)	$(31,954)	$(34,381)
Add back:
Stock-based compensation	8,808	8,250	18,625	14,389
Amortization related to acquisitions	1,210	1,151	2,438	2,033
Non-recurring acquisition expense	—	269	—	269
Tax benefit related to acquisitions	—	(1,351)	—	(1,351)

Net loss, non-GAAP	$(4,612)	$(9,461)	$(10,891)	$(19,041)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Basic and diluted net loss per share, as reported	$(0.21)	$(0.27)	$(0.46)	$(0.52)
Add back:
Stock-based compensation	0.12	0.13	0.27	0.22
Amortization related to acquisitions	0.02	0.02	0.03	0.03
Non-recurring acquisition expense	—	—	—	—
Tax benefit related to acquisitions	—	(0.02)	—	(0.02)

Basic and diluted net loss per share, non-GAAP	$(0.07)	$(0.14)	$(0.16)	$(0.29)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total revenues	$43,375	$35,242	$84,404	$69,094
Deferred revenue, current, end of period	116,134	96,794	116,134	96,794
Less: Deferred revenue, current, beginning of period	(113,454)	(90,186)	(112,432)	(87,698)

Short-term billings	$46,055	$41,850	$88,106	$78,190

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total revenues	$43,375	$35,242	$84,404	$69,094
Deferred revenue, end of period	143,578	128,115	143,578	128,115
Less: Deferred revenue, beginning of period	(146,150)	(121,405)	(147,337)	(117,047)

Billings	$40,803	$41,952	$80,645	$80,162